Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated March 22, 2016, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania March 15, 2018